EXHIBIT 23.4

CONSENT OF ASCEND WORLDWIDE GROUP HOLDINGS LIMITED

Reference is made to the Valuation Report of 254 Selected Helicopters from CHC Group Portfolio, reference: 213C104/AB, dated March 1, 2013, which the undersigned has prepared for CHC Group Ltd. (the “Report”).

The undersigned hereby consents to the inclusion of references to its name and references to, and information derived from, the Report, in the Registration Statement on Form S-1 (Registration No. 333-191268) of CHC Group Ltd. (the “Registration Statement”), which is being filed with the United States Securities and Exchange Commission (the “SEC”), and any subsequent amendments to the Registration Statement filed with the SEC.

In addition, the undersigned hereby consents to CHC Group Ltd. providing the Report to its affiliates, and its and their respective directors, officers, employees, and agents (including attorneys, financial advisors and accountants).

Dated this 20th day of November, 2013.

ASCEND WORLDWIDE GROUP HOLDINGS LIMITED

By:	/s/ Philippa Edward
Name:	Philippa Edward
Title:	Head of Data and Consultancy Services